Exhibit 5.1

April 10, 2023

Scilex Holding Company

960 San Antonio Road

Palo Alto, California 94303

Re:	Scilex Holding Company Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Scilex Holding Company, a Delaware corporation (the “Company”), in connection with the preparation and filing on the date hereof with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “Registration Statement”), including a related prospectus filed with the Registration Statement (the “Prospectus”), relating to the resale of up to 3,290,000 shares (the “Conversion Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issuable, from time to time, upon conversion of the convertible debentures (the “Convertible Debentures”) issued by the Company pursuant to a Securities Purchase Agreement, dated as of March 21, 2023, between YA II PN, Ltd. (“Yorkville”) and the Company (the “SPA”).

This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

As such counsel and for purposes of our opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, resolutions, certificates and instruments of the Company, certificates of public officials, statutes, records and such other instruments and documents as we have deemed necessary or appropriate as a basis for the opinion set forth herein, including, without limitation:

i.	the SPA;

ii.	the Convertible Debenture, dated as of March 21, 2023 (the “First Convertible Debenture”);

iii.

the Registration Rights Agreement, dated as of March 21, 2023, by and between the Company and Yorkville (the “Registration Rights Agreement” and, together with the First Convertible Debenture and the SPA, the “Operative Documents”);

iv.

the Restated Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), certified as of April 10, 2023 by the Secretary of State of the State of Delaware and certified by an officer of the Company as of the date hereof, and the Bylaws of the Company as presently in effect (the “Bylaws”, and together with the Certificate of Incorporation, the “Company Charter Documents”);

v.

a certificate of the Secretary of State of the State of Delaware certifying as to the incorporation and good standing of the Company under the laws of the State of Delaware as of April 10, 2023 (the “Delaware Good Standing Certificate”);

Scilex Holding Company

April 10, 2023

vi.

written consent adopted by the Board of Directors of the Company on March 19, 2023, certified by an authorized officer of the Company, relating to, among other things, the approval of the Operative Documents, the filing of the Registration Statement, the registration of the Conversion Shares, and the sale and issuance of the Convertible Debentures (the “Resolutions”); and

vii.	a certificate executed by an officer of the Company, dated as of the date hereof (the “Opinion Certificate”), certifying to, among other things, the Company Charter Documents and the Resolutions.

In such examination and in rendering the opinion expressed below, we have assumed, without independent investigation or verification: (i) the genuineness of all signatures on all agreements, instruments, corporate records, certificates and other documents submitted to us; (ii) the legal capacity, competency and authority of all persons or entities executing all agreements, instruments, corporate records, certificates and other documents submitted to us; (iii) the authenticity and completeness of all agreements, instruments, corporate records, certificates and other documents submitted to us as originals; (iv) that all agreements, instruments, corporate records, certificates and other documents submitted to us as certified, electronic, facsimile, conformed, photostatic or other copies conform to the originals thereof, and that such originals are authentic and complete; (v) the due authorization, execution and delivery of all agreements, instruments, corporate records, certificates and other documents by all parties thereto (other than the Company); (vi) that no documents submitted to us have been amended or terminated orally or in writing, except as has been disclosed to us in writing; (vii) that each of the Operative Documents is the valid and binding obligation of each of the parties thereto, enforceable against such parties in accordance with their respective terms; (viii) that the statements contained in the certificates and comparable documents of public officials, officers and representatives of the Company and other persons on which we have relied for the purposes of this opinion letter are true and correct on and as of the date hereof; (ix) that at or prior to the time of the delivery of any Conversion Shares, the Registration Statement will have been declared effective under the Securities Act; and (x) that there has not been nor will there be any change in the good standing status of the Company from that reported in the Delaware Good Standing Certificate; (xi) that each of the officers and directors of the Company has properly exercised his or her fiduciary duties; and (xii) that the Convertible Debentures will not be issued or transferred (as applicable) in violation of any restriction contained in the Certificate of Incorporation and that upon the issuance of any of the Convertible Debentures, the total number of shares of the Common Stock to be issued upon conversion will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under the Certificate of Incorporation. As to all questions of fact material to this opinion letter and as to the materiality of any fact or other matter referred to herein, we have relied (without independent investigation or verification) upon representations and certificates or comparable documents of officers and representatives of the Company.

With respect to the Convertible Debentures and the Conversion Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of shares of Common Stock, future issuances of securities of the Company, including the Conversion Shares and/or antidilution adjustments to the outstanding securities of the Company, including the Convertible Debentures, may cause the Convertible Debentures to be converted for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed that the conversion price of the Convertible Debentures will not be adjusted to an amount below the par value per share of the shares of Common Stock.

Based upon the foregoing, and in reliance thereon, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Conversion Shares have been duly authorized and when issued upon conversion of the Convertible Debentures in accordance with the terms thereof, will be validly issued, fully paid and nonassessable.

Scilex Holding Company

April 10, 2023

Without limiting any of the other limitations, exceptions, assumptions and qualifications stated elsewhere herein, we express no opinion with regard to the applicability or effect of the laws of any jurisdiction other than the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. We are not rendering any opinion as to compliance with any federal or state antifraud law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter deals only with the specified legal issues expressly addressed herein, and you should not infer any opinion that is not explicitly stated herein from any matter addressed in this opinion letter. This opinion letter is rendered solely in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act solely for such purpose. This opinion letter is rendered as of the date hereof, and we assume no obligation to advise you or any other person with regard to any change after the date hereof in the circumstances or the law that may bear on the matters set forth herein even if the change may affect the legal analysis or a legal conclusion or other matters in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Commission thereunder.

Very truly yours,

/s/ Paul Hastings LLP